Exhibit 4.20

FIRST SUPPLEMENTAL INDENTURE

dated as of July 9, 2008

between

RITE AID CORPORATION,

THE SUBSIDIARY GUARANTORS NAMED HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

successor to BNY Midwest Trust Company

as Trustee

to the

INDENTURE

dated as of June 4, 2007

between,

RITE AID CORPORATION,

THE SUBSIDIARY GUARANTORS NAMED THEREIN

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

9.5% SENIOR NOTES DUE 2017

THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”), dated as of July 9, 2008, among Rite Aid Corporation, a Delaware corporation (the “Company”), each of the subsidiary guarantors of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as successor Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered an amended and restated indenture dated as of June 4, 2007 (as amended, the “Indenture”), between the Company, each of the Subsidiary Guarantors and the Trustee, pursuant to which the Company has issued its 9.5% Senior Notes due 2017 (the “Notes”) and the Subsidiary Guarantors have provided subsidiary guarantees (the Notes together with the subsidiary guarantees, the “Securities”);

WHEREAS, Section 9.01(a) of the Indenture provides that without the consent of any Holders, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities and, subject to any other consent required under the terms of the applicable Second Priority Collateral Documents, the Second Priority Collateral Documents, in each case without notice to cure any ambiguity, omission, defect or inconsistency;

WHEREAS, “Subsidiary Guarantor” is defined in the Indenture to mean a party to the Second Priority Subsidiary Guarantee Agreement as of the Issue Date and any other Person that Guarantees the Securities pursuant to the Indenture;

WHEREAS, PJC Essex Realty LLC, PJC Norwich Realty LLC and PJC Peterborough Realty II LLC are not a party to the Second Priority Subsidiary Guarantee Agreement and were included in error on Schedule A to the Indenture;

WHEREAS, the Company desires to amend the Indenture to correct this error by replacing Schedule A of the Indenture with the corrected Schedule I attached hereto;

WHEREAS, the Board of Directors of the Company and the Boards of Directors, Boards of Managers or Partners of the Subsidiary Guarantors have authorized and approved the execution and delivery of this First Supplemental Indenture;

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) an Officers’ Certificate and (ii) an Opinion of Counsel, in accordance with Sections 9.01, 10.04 and 10.05 of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.01          General.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

ARTICLE II

AMENDMENTS AND WAIVERS

Section 2.01           Amendment to the Indenture. The Indenture is hereby amended by replacing Schedule A of the Indenture with the corrected Schedule I attached hereto.

Section 2.02           Effect of Amendments. For the avoidance of doubt, from and after the effectiveness of this First Supplemental Indenture, all references to the Subsidiary Guarantors in the Indenture shall mean the Subsidiary Guarantors as defined in the Indenture, but shall not include PJC Essex Realty LLC, PJC Norwich Realty LLC and PJC Peterborough Realty II LLC.

ARTICLE III

MISCELLANEOUS

Section 3.01           Ratification of Indenture; First Supplemental Indenture Part of Indenture.

(i)                                     Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.

(ii)                                  This First Supplemental Indenture shall become effective upon its execution and delivery by the Company, the Subsidiary Guarantors and the Trustee.

(iii)                               The Notes include certain of the foregoing provisions from the Indenture.  Upon the operative date of this First Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.

Section 3.02           Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03           Trustee Makes No Representation.

The recitals contained herein are those of the Company and the Subsidiary Guarantors and not the Trustee, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture.

Section 3.04           Counterparts.

The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.05           Effect of Headings.

The section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

RITE AID CORPORATION

By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President, Secretary and General Counsel

EACH OF THE SUBSIDIARY GUARANTORS
LISTED ON SCHEDULE I HERETO

By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Authorized Person

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:	/s/ D.G. Donovan
	Name:	D.G. Donovan
	Title:	Vice President

SCHEDULE I

1515 West State Street Boise, Idaho, LLC
Ann & Government Streets—Mobile, Alabama, LLC
Central Avenue & Main Street Petal-MS, LLC
Eighth and Water Streets—Urichsville, Ohio, LLC
Munson & Andrews, LLC
Name Rite, L.L.C.
Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC
Rite Aid Services, L.L.C.
Silver Springs Road—Baltimore, Maryland/One, LLC
Silver Springs Road—Baltimore, Maryland/Two, LLC
State & Fortification Streets—Jackson, Mississippi, LLC
State Street and Hill Road—Gerard, Ohio, LLC
Tyler and Sanders Roads, Birmingham—Alabama, LLC
1740 Associates, LLC
Northline & Dix—Toledo—Southgate, LLC
Seven Mile and Evergreen—Detroit, LLC
764 South Broadway—Geneva, Ohio, LLC
Gettysburg and Hoover—Dayton, Ohio, LLC
Mayfield & Chillicothe Roads—Chesterland, LLC
112 Burleigh Avenue Norfolk, LLC
Fairground, L.L.C.
3581 Carter Hill Road—Montgomery Corp.
Harco, Inc.
K&B Alabama Corporation
Rite Aid of Alabama, Inc.
Thrifty Corporation
Thrifty PayLess, Inc.
Rite Aid of Connecticut, Inc.
Eagle Managed Care Corp.
K&B, Incorporated
Rite Aid Corporation
Rite Aid Drug Palace, Inc.
Rite Aid Hdqtrs. Corp.
Rite Aid Hdqtrs. Funding, Inc.
Rite Aid of Delaware, Inc.
Rite Aid Transport, Inc.
Rite Fund, Inc.
Rite Investments Corp.
Rx Choice, Inc.
Rite Aid Realty Corp.
Patton Drive and Navy Boulevard Property Corporation
Rite Aid of Florida, Inc.
Rite Aid of Georgia, Inc.
Rite Aid of Illinois, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
K&B Louisiana Corporation
K&B Services, Incorporated
Rite Aid of Maine, Inc.
Rite Aid of Massachusetts, Inc.
GDF, Inc.
READ’s Inc.
Rite Aid of Maryland, Inc.
Apex Drug Stores, Inc.

PDS-1 Michigan, Inc.
Perry Distributors, Inc.
Perry Drug Stores, Inc.
Ram–Utica, Inc.
RDS Detroit, Inc.
Rite Aid of Michigan, Inc.
K&B Mississippi Corporation
Rite Aid of New Hampshire, Inc.
657–659 Broad St. Corp.
Lakehurst and Broadway Corporation
Rite Aid of New Jersey, Inc.
Rite Aid of New York, Inc.
Rite Aid Rome Distribution Center, Inc.
Rite Aid of North Carolina, Inc.
4042 Warrensville Center Road—Warrensville Ohio, Inc.
5600 Superior Properties, Inc.
Broadview and Wallings—Broadview Heights Ohio, Inc.
Rite Aid of Ohio, Inc.
The Lane Drug Company
Keystone Centers, Inc.
Rite Aid of Pennsylvania, Inc.
537 Elm Street Corporation
Rite Aid of South Carolina, Inc.
K&B Tennessee Corporation
Rite Aid of Tennessee, Inc.
K&B Texas Corporation
Rite Aid of Vermont, Inc.
England Street—Asheland Corporation
Rite Aid of Virginia, Inc.
5277 Associates, Inc.
Rite Aid of Washington, D.C., Inc.
Rite Aid of West Virginia, Inc.
JCG (PJC) USA, LLC
Jean Coutu Group Holdings (USA), LLC
PJC Dorchester Realty LLC
PJC East Lyme Realty LLC
PJC Haverhill Realty LLC
PJC Hermitage Realty LLC
PJC Hyde Park Realty LLC
PJC Manchester Realty LLC
PJC Mansfield Realty LLC
PJC New London Realty LLC
PJC Peterborough Realty LLC
PJC Providence Realty LLC
PJC Realty N.E. LLC
PJC Revere Realty LLC
Maxi Drug South, L.P.
Brooks Pharmacy, Inc.
Eckerd Corporation
EDC Licensing, Inc.
Genovese Drug Stores, Inc.
JCG Holdings (USA), Inc.
Maxi Drug North, Inc.
Maxi Drug, Inc.
P.J.C. Distribution, Inc.
P.J.C. Realty Co., Inc.

PJC Lease Holdings, Inc.
PJC Special Realty Holdings, Inc.
The Jean Coutu Group (PJC) USA, Inc.
Thrift Drug Services, Inc.
Thrift Drug, Inc.
Eckerd Fleet, Inc.
PJC of Massachusetts, Inc.
PJC Realty MA, Inc.
EDC Drug Stores, Inc.
MC Woonsocket, Inc.
PJC of Cranston, Inc.
PJC of East Providence, Inc.
PJC of Rhode Island, Inc.
P.J.C. of West Warwick, Inc.
Maxi Green Inc.
PJC of Vermont, Inc.